SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

eCollege.com

____________________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

____________________________________________________________________________________________

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Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of eCollege.com (the "Company"), which will be held on September 21, 2005, at 10:00 a.m., local time, at One North LaSalle Street, Suite 1800, Chicago, Illinois 60602.

At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect six (6) directors of the Company; (ii) to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and (iii) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope as promptly as possible. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of the Company's 2004 Annual Report has been mailed concurrently with this document to all stockholders entitled to notice of and to vote at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Oakleigh Thorne Chief Executive Officer and Chairman of the Board

Chicago, Illinois

August 24, 2005

IMPORTANT

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE, IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE, SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

eCollege.com

One North LaSalle Street

Suite 1800

Chicago, Illinois 60602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 21, 2005

To the Stockholders of eCollege.com:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of eCollege.com, a Delaware corporation (the "Company"), will be held on September 21, 2005, at 10:00 a.m., local time, at One North LaSalle Street, Suite 1800, Chicago, Illinois, 60602, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect six (6) directors to serve one-year terms ending at the next Annual Meeting of Stockholders or until successors are duly elected and qualified;
2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and
3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on August 3, 2005 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please mark, date, sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and/or addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Oakleigh Thorne Chief Executive Officer and Chairman of the Board

Chicago, Illinois

August 24, 2005

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

eCollege.com

One North LaSalle Street

Suite 1800

Chicago, Illinois 60602

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 21, 2005

General

The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of eCollege.com, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on September 21, 2005 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m., local time, at One North LaSalle Street, Suite 1800, Chicago, Illinois, 60602. These proxy solicitation materials will be mailed on or about August 24, 2005 to all stockholders entitled to vote at the Annual Meeting.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On August 3, 2005, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 21,846,702 shares of the Company's common stock, $.01 par value, were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on August 3, 2005. Stockholders may not cumulate votes in the election of directors.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Directors are elected by a plurality vote. Proposal 2, approving the ratification of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005, will be decided by the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions with respect to Proposal 2 will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.

Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified on that form. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each director proposed by the Board of Directors unless the authority to vote for the election of any such director is withheld. If no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and Proxy Statement and, with respect to any other proposals properly brought before the Annual Meeting, as the Board of Directors recommends. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees. Such individuals, however, will not be compensated by the Company for those services. The Company does not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

In October 2004, Jonathan Newcomb resigned as a director of the Company, creating a vacancy on the Board of Directors. In August 2005, the remaining directors unanimously adopted a resolution that reduced the number of directors from seven to six. At the Annual Meeting, six directors are to be elected to serve until the next Annual Meeting or until a successor for such director is elected and qualified, or until the earlier death, resignation, or removal of such director. It is intended that the proxies will be voted for the six nominees named below for election to the Board of Directors unless authority to vote for any such nominee is withheld. All of the nominees are currently directors of the Company who were elected by the stockholders at the last annual meeting and were nominated by the Board of Directors. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES

Set forth below is information regarding the nominees to the Board of Directors.

Name	Position(s) with the Company	Age	First Elected Director
Oakleigh Thorne	Chairman and Chief Executive Officer	47	1998
Jack W. Blumenstein(1)	Director	62	1998
Christopher E. Girgenti(2)(3)	Director	42	1997
Douglas H. Kelsall	Director, President and Chief Operating Officer	51	2002
Jeri L. Korshak(2)(3)	Director	51	1999
Robert H. Mundheim(1)(2)(3)	Director	72	2001

____________________

(1)  Member of the Nominating Committee

(2)  Member of the Compensation Committee

(3) Member of the Audit Committee

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of all of the nominees listed above.

Business Experience of Nominees For Election As Directors

Oakleigh Thorne has served as our Chief Executive Officer since May 30, 2000 and as a member of our Board of Directors since February 1998. Mr. Thorne is responsible for developing the corporate mission and strategic objectives of the Company, and overseeing New Business Development, Strategy, Product Development and Marketing. Mr. Thorne has been the co-President of Blumenstein/Thorne Information Partners, L.L.C. since October 1996, and is a co-founder of this private equity investment firm. From September 1986 to August 1996, Mr. Thorne served in various management positions, including most recently as President and Chief Executive Officer, of CCH Incorporated, a leading provider of tax and business law information, software, and services. Mr. Thorne holds a Bachelor of Science degree in Journalism from Boston University and a Master of Business Administration degree from Columbia University. Mr. Thorne serves on the boards of directors of ShopperTrak, Inc. and AirCell, Inc. Mr. Thorne is also a member of various charitable boards, including the Art Institute of Chicago and the Lake Forest Open Lands Association.

Jack W. Blumenstein has served as a member of our Board of Directors since January 1998 and currently serves as chairman of our Nominating Committee. Mr. Blumenstein has been the co-President of Blumenstein/Thorne Information Partners, L.L.C. since October 1996, and is a co-founder of this private equity investment firm. From October 1992 to September 1996, Mr. Blumenstein held various positions with The Chicago Corporation (now ABN AMRO, Inc.), serving most recently as Executive Vice President, Debt Capital Markets Group, and a member of the board of directors. Mr. Blumenstein was President and CEO of Ardis, a joint venture of Motorola and IBM, and has held various senior management positions in product development and sales and marketing for Rolm Corporation and IBM. Mr. Blumenstein also presently is chairman and CEO of AirCell, Inc., and serves on the board of directors of ShopperTrak, Inc.

Christopher E. Girgenti has served as a member of our Board of Directors since June 1997 and currently serves as chairman of our Audit Committee and as a member of our Compensation Committee. Mr. Girgenti has been Senior Managing Director of New World Equities, Inc. since November 1996 and Managing Director of New World Venture Advisors, LLC since January 1998. From April 1994 through October 1996, Mr. Girgenti served as Vice President and was co-head of the technology investment banking group of The Chicago Corporation (now ABN AMRO, Inc.). He has held various corporate finance positions with Kemper Securities, Inc. and KPMG Peat Marwick. Mr. Girgenti is a Chartered Financial Analyst. Mr. Girgenti presently serves on the advisory board of Illinois Technology Enterprise Corporation - Evanston and also serves on the boards of directors of Tavve Software Company, Sportvision, Inc., and Katalyst, LLC.

Douglas H. Kelsall has served as a member of our Board of Directors since August 2002 and was named President and Chief Operating Officer in November 2003. Mr. Kelsall served as our Executive Vice President from November 2000 to November 2003, as Chief Financial Officer and Treasurer from September 1999 to May 2004 and as Secretary from November 2000 to July 2004. Mr. Kelsall oversees all of the Company’s internal operations, including its operating divisions and the Product Engineering and Technology organization. From July 1997 to August 1999, Mr. Kelsall served as Chief Financial Officer of TAVA Technologies, Inc.; from December 1995 to June 1997, he served as Chief Financial Officer of Evolving Systems, Inc.; and from June 1993 to December 1995, he served as President of Caribou Capital Corporation. Prior to that time, Mr. Kelsall served in various management and vice president positions at Colorado National Bank. Mr. Kelsall holds a Bachelor of Arts degree from the University of Colorado and a Master of Business Administration degree from the University of Denver. Mr. Kelsall presently serves on the boards of directors of Caribou Capital Corporation and the Colorado Institute of Technology.

Jeri L. Korshak has served as a member of our Board of Directors since February 1999 and serves as a member of our Audit Committee and Compensation Committee. Ms. Korshak has over twenty years of experience in marketing and business development. Since 2001, Ms. Korshak has been an independent consultant. Prior to that time, Ms. Korshak served as Senior Vice President of Marketing and Business Development for AuraServ Communications from June 2000 to March 2001 and Vice President of Strategy for MediaOne Group from June 1998 to June 2000. Ms. Korshak was Vice President and General Manager of US WEST Dex-Mountain Region from September 1995 to May 1998, and Vice President and General Manager of Interactive Television of US WEST Multimedia from November 1994 to September 1995. In these and other positions, Ms. Korshak has been involved in developing and introducing interactive services.

Robert H. Mundheim has served as a member of our Board of Directors since January 2001 and currently serves as chairman of our Compensation Committee and as a member of our Nominating and Audit Committees. Mr. Mundheim has been Of Counsel to Shearman & Sterling since March 1999. Mr. Mundheim formerly held the position of Senior Executive Vice President and General Counsel of Salomon Smith Barney Holdings Inc. Before that he was Executive Vice President and General Counsel of Salomon Inc., a firm which he joined in September 1992. Prior to joining Salomon Inc., Mr. Mundheim was Co-Chairman of the New York law firm of Fried, Frank, Harris, Shriver & Jacobson. Until 1992, Mr. Mundheim was the University Professor of Law and Finance at the University of Pennsylvania Law School, where he had taught since 1965. He served as Dean of that institution from 1982 through 1989. Among his other professional activities, Mr. Mundheim has been General Counsel to the U.S. Treasury Department (1977-1980); Special Counsel to the Securities and Exchange Commission (1962-1963); and Vice Chairman, Governor-at-Large and a member of the Executive Committee of the National Association of Securities Dealers (1988-1991). He is a trustee and President of the American Academy in Berlin, a trustee of the New School University and a member of the Council of the American Law Institute, and a director of the Appleseed Foundation. Mr. Mundheim also serves on the supervisory board of Hypo Real Estate Holdings AG and the board of directors of Arnhold & S. Bleichroeder, Inc.

Other Executive Officers of the Company

Reid E. Simpson, 48, was named Chief Financial Officer in May 2004. Mr. Simpson oversees all financial and treasury affairs of the Company, including investor relations. From September 1999 to April 2004, Mr. Simpson served as executive vice president and CFO of CCC Information Services (CCC), a publicly-held company providing software and services to the automobile claims industry. While at CCC, Mr. Simpson played a key role in streamlining the company’s business and cost structure and increasing the financial market’s awareness of CCC. Prior to CCC, Mr. Simpson held CFO positions at The Signature Group and Delphi Information Systems. Additionally, Mr. Simpson spent 16 years with Dun & Bradstreet Corporation where he held a number of senior finance positions, including CFO for three of the corporation’s businesses: Dun & Bradstreet Plan Services, Nielsen Marketing Research and DonTech. Mr. Simpson holds a Bachelor of Science in Accounting from Michigan State University.

Marguerite M. Elias, 51, joined the Company in July 2004 as Senior Vice President, General Counsel and Secretary. Ms. Elias is responsible for overseeing all legal affairs and human resource matters for the Company. From January 2004 until joining eCollege, Ms. Elias was a partner in the law firm of Hogan Marren, Ltd. From April 2001 to December 2003, Ms. Elias served as senior vice president and general counsel of Centerprise Advisors, Inc., a national professional services firm. Prior to that time, Ms. Elias was in private practice focusing on securities and corporate law. She was a partner in Katten Muchin Zavis from August 1995 to April 2001 and an associate at Skadden Arps Slate Meagher and Flom from September 1986 to July 1995. Ms. Elias received a Bachelor of Arts degree in Economics from Northwestern University and a Juris Doctor degree from Loyola University of Chicago School of Law.

Robert S. Haimes, 44, was named Chief Operating Officer of the Enrollment Division in March 2005 and continues to serve as a Senior Vice President of eCollege, a position he has held since 2001. Mr. Haimes served as our Senior Vice President of Strategy from January 2004 to March 2005, as our Senior Vice President of Strategy and Market Communication from January 2003 to January 2004, as our Senior Vice President of Market and Product Management from August 2001 to January 2003 and as our Vice President of Marketing from November 1999 through August 2001. From 1996 to 1999, he served as the Brand Marketing Director and the Director of Market Development for Coors Brewing Company. From 1995 to 1996, Mr. Haimes was Director of New Products and New Business Development at Boston Chicken, Inc. Prior to September of 1995, Mr. Haimes held positions in brand management, new business development and operations management at Procter and Gamble. He played a key role in his eleven years at Procter and Gamble, managing marketing campaigns to consumers and professionals in a highly competitive industry. Mr. Haimes holds a Bachelor of Science degree in Mechanical Engineering from the University of Cincinnati and a Master of Business Administration degree from Xavier University.

Mark A. Resmer, 50, has served as our Chief Technology Officer and a Senior Vice President since April 2002. Mr. Resmer is responsible for overseeing and directing our Product Engineering and Technology division, including all information technology and product development, from a technical perspective. Mr. Resmer has an extensive background both in academia and the broader IT industry.

Most recently, Mr. Resmer led the technology direction for Prometheus at The George Washington University from September 2001 through January 2002 where he steered efforts to put more control of eLearning applications in the hands of institutions' IT departments. Prior to this role, he served as the Chief Technology Officer for iUniverse from May 2000 to September 2001. From April 1988 to April 2000, Mr. Resmer was with California State University and from 1997 to 1999 he co-founded and directed the IMS project to promote standardization and growth of the distributed learning marketplace. His experience in academia also includes a technology leadership role at Vassar College from 1980 to 1988. Additionally, Mr. Resmer has held positions as chair of the California State University System-wide Academic Information Resource Council, chair of the Syllabus Conference Board, and treasurer of the Higher Education Knowledge & Technology Exchange (HEKATE). Mr. Resmer earned his Bachelor's of Arts in Computer Science from Vassar College, and Licentiate in Music from Trinity College in London. Mr. Resmer is a member of the board of directors of TextCentric, Inc.

Thomas L. Dearden, 48, was named Chief Executive Officer of the Enrollment Division in March 2005. He previously served as President and Chief Operating Officer of the Enrollment Division from October 31, 2003 until March 2005, as Executive Vice President and Chief Operating Officer of Datamark, Inc. from June 2000 to October 2003 and as Vice President of Operations for the Datamark division of Focus Direct, Inc. from 1998 to June 2000. Mr. Dearden joined Datamark in 1989 as the original member of its creative staff. Before joining Datamark, Mr. Dearden was a founder of and senior partner in Bennett/Allen Associates, a Salt Lake City-based advertising agency. Mr. Dearden serves as the Industry Co-Chair of the Utah Postal Customer Council. Mr. Dearden holds a Bachelor of Fine Arts degree from the University of Utah.

Matthew T. Schnittman, 33, was named President of the eLearning Division in April 2005. He previously served as Executive Vice President/General Manager of the eLearning Division from November 2003 to April 2005, as Senior Vice President of Account Management from January 2003 to November 2003 and as Vice President of Professional Services from July 2001 to January 2003. Mr. Schnittman served as our Director of Strategic Planning and Analysis from July 1999 to June 2001. Before joining eCollege, Mr. Schnittman worked at PricewaterhouseCoopers from June 1998 to June 1999 in the Management Consulting Strategy group, where he provided strategic consulting services to Fortune 1000 companies. From January 1995 to June 1997, Mr. Schnittman was employed by CCD, LLP, a consulting boutique focused on consumer product strategy. Mr. Schnittman holds a Bachelor of Science degree in Business and Public Administration in Marketing from the University of Arizona, and a Master of Business Administration degree in Management and Strategy, Finance and Marketing from JL Kellogg Graduate School of Management.

Executive Officers’ Terms

All executive officers are elected by the Board of Directors of the Company or Datamark, Inc., as applicable, to serve in their respective capacities until their successors are elected and qualified or until their earlier resignation or removal.

Board and Committee Meetings

The Board of Directors held six meetings during fiscal year 2004 and approved changes in bank and payroll signatories by written consent. Each individual serving as a member of the Board of Directors during fiscal year 2004 attended or participated in at least seventy-five percent (75%) or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year and (ii) the total number of meetings held by all committees on which such director served during the fiscal year. Independent directors meet regularly in executive sessions without management. The Board of Directors does not have a formal policy regarding attendance at annual meetings of stockholders. Directors Thorne and Kelsall attended the Annual Meeting of Stockholders in 2004.

The Board of Directors has three committees: the Compensation Committee, the Audit Committee and the Nominating Committee.

Compensation Committee. The Compensation Committee of the Board of Directors held nine meetings during fiscal year 2004 and approved grants of share rights awards and other actions by written consent from time to time as needed.

The Compensation Committee is currently comprised of Directors Mundheim (Chairman), Girgenti and Korshak, all of whom are independent under Nasdaq Marketplace Rule 4200(a)(15). The Compensation Committee sets the compensation and compensation plans for the Chief Executive Officer and the President and Chief Operating Officer, and reviews and approves the compensation and compensation plans of the Company's Chief Financial Officer, Chief Technology Officer, General Counsel, Senior Vice Presidents, division presidents and any other employees who are among the Company's five most highly paid employees, and reviews general policy matters relating to compensation and benefits of the Company's employees. The Compensation Committee also administers the Company's stock-based compensation and stock purchase plans. The Compensation Committee is governed by a charter, a copy of which is filed as Appendix A to this Proxy Statement.

For more information, please see the "Compensation Committee Report."

Audit Committee. The Audit Committee of the Board of Directors held twelve meetings during fiscal year 2004. The Audit Committee, which is currently comprised of Directors Girgenti (Chairman), Korshak and Mundheim, selects, evaluates and, where appropriate, replaces the Company's independent registered public accounting firm, and reviews the scope and timing of its audit services, the independent registered public accounting firm's report on the Company's financial statements following completion of its audit, the Company's critical accounting policies and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee is responsible for maintaining procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, disclosure controls and auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. All of the members of the Audit Committee are independent under Nasdaq Marketplace Rule 4200(a)(15), and the Board has determined that Mr. Girgenti is an audit committee financial expert, as defined by Securities Exchange Commission (“SEC”) rules. The Audit Committee is governed by a charter, a copy of which was filed as Appendix A to the Proxy Statement for our 2003 Annual Meeting. For more information, please see the "Audit Committee Report."

Nominating Committee. The Board of Directors established a Nominating Committee in August 2004. The Nominating Committee did not meet during 2004. Directors Blumenstein (Chairman) and Mundheim, both of whom are independent under NASDAQ Marketplace Rule 4200(a)(15), are the members of the Nominating Committee. The Nominating Committee is responsible for identifying, evaluating and recommending to the Board of Directors nominees for Board and committee membership. The Nominating Committee is governed by a charter, a current copy of which is filed as Appendix B to this Proxy Statement.

Nomination of Directors

The Nominating Committee will consider candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating Committee does not evaluate candidates differently based on who has made the proposal. Stockholders who wish to suggest qualified candidates should write to Marguerite Elias, Corporate Secretary Nomination, at the Company’s headquarters’ address. These recommendations should include detailed biographical information concerning the nominee, his or her qualifications to become a member of the Board, and a description of any relationship the nominee has to the stockholder making the recommendation or to other stockholders of the Company. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, subject to the candidate’s due diligence of the Company, should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of stockholders of the Company must also comply with the procedures outlined under “Stockholder Proposals for 2006 Annual Meeting.”

While the Nominating Committee does not have minimum qualification requirements for candidates, it does assess whether candidates have good business judgment, high ethical standards, substantial experience in the Company’s line of business or other applicable fields such as science or technology, and ability to prepare for and attend Board meetings, committee meetings and stockholder meetings. Successful director nominees to date have included candidates with proven expertise in commercial law; capital markets; investment; corporate strategy, including marketing, sales, and business management; and education. The Nominating Committee also considers whether candidates would add to the diverse nature of the Board of Directors and whether such candidates are independent and possess leadership qualities.

Stockholder Communications with the Board of Directors

Company stockholders may communicate with the Board by addressing their communications to one or more directors to our corporate headquarters at One North LaSalle Street, Suite 1800, Chicago, Illinois 60602. The Company may screen such communications to ensure that the Company forwards only material that is germane to the Company’s business to each director to whom the correspondence is addressed.

Director Compensation

All non-employee directors are reimbursed for their reasonable travel expenses incurred in connection with attending the Company's meetings. No cash payments for Board or committee service were made to any director during fiscal year 2004.

On February 15, 2005, the Board of Directors approved a new compensation plan for outside directors as described below, which plan took effect on January 1, 2005. Pursuant to the Automatic Award Program established under the Company’s 1999 Stock Incentive Plan as previously in effect, each non-employee Board member elected as a non-employee director at the 2002 Annual Stockholders Meeting (other than Mr. Mundheim), or first elected or appointed at any time after such meeting, received a one-time grant of a non-statutory option valued at $125,000 as of the date of grant (the “Initial Director Option”). The shares subject to the Initial Director Option vest in equal monthly installments over a five-year period commencing on the grant date. Each such option has an exercise price equal to the fair market value of the common stock on the date of grant and a term of six years, subject to earlier termination if the optionee ceases to be a director. On August 14, 2002, the Company granted an Initial Director Option to purchase 41,684 shares of common stock, at an exercise price of $4.00 per share, to each of Messrs. Blumenstein and Girgenti. The grant date of Ms. Korshak’s Initial Director Option to purchase 50,927 shares was deemed to be January 2, 2002, for purposes of setting the exercise price of $2.95 per share and establishing the vesting schedule for the option. The grant date, exercise price and vesting schedule of Ms. Korshak’s grant were established in consideration of her agreement to waive her 2002 option grant, pursuant to a previously-existing program, and her 2002 annual retainer fee for service on the Board of Directors and the Audit and Compensation Committees.

Mr. Mundheim did not receive an Initial Director Option, due to a previous one-time option grant on April 23, 2001 to purchase 95,000 shares of common stock as compensation for his service as a director. The option is exercisable in sixty successive equal monthly installments upon Mr. Mundheim’s completion of each month of Board service. The option was granted with an exercise price of $3.85, the fair market value on the date of grant. The option is subject to a special acceleration event if all three of the following events occur: i) Oakleigh Thorne no longer serves as Chairman of the Board, and ii) Oakleigh Thorne no longer serves as Chief Executive Officer of the Company, and iii) Oakleigh Thorne’s replacement or replacements are not acceptable to Mr. Mundheim in his sole discretion ("Special Acceleration Event"). If the Special Acceleration Event occurs then 100% of the shares subject to the option held by Mr. Mundheim will become fully vested and exercisable.

Also pursuant to the 1999 Stock Incentive Plan as previously in effect, on the first business day in January of each year beginning in 2003, each non-employee member of a committee of the Board received, for each committee on which he or she served, a non-statutory option valued at $5,000 as of the date of grant and each non-employee committee chair received, for each committee he or she chaired, a non-statutory option valued at $5,000 as of the date of grant. The shares subject to these options vest in equal monthly installments over the one-year period beginning on the grant date. Each such option has an exercise price equal to the fair market value of the common stock on the date of grant and a term of six years, subject to earlier termination if the optionee ceases to be a director. On January 2, 2003, Directors Girgenti, Korshak and Mundheim were granted options to purchase 7,614, 5,076 and 7,614 shares of common stock, respectively, in consideration of their committee service. Such options have an exercise price of $3.50 per share. On January 2, 2004, Directors Girgenti, Korshak and Mundheim were granted options to purchase 1,224, 816 and 1,224 shares, respectively, in consideration of their committee service. Such options have an exercise price of $18.38 per share.

Jonathan Newcomb served on the Board from January 26, 2004 until October 11, 2004 pursuant to a Consulting Agreement between the Company and Leeds Equity Advisers, Inc., of which Mr. Newcomb was a principal. Under this Consulting Agreement, which was executed in connection with the Company’s acquistion of Datamark, Leeds was to receive $200,000 per year for a period of five years, plus expenses, for Mr. Newcomb’s service on the Company’s Board, which payments were in lieu of any director compensation to Mr. Newcomb.

On February 15, 2005 the Board of Directors approved the eCollege.com 2005 Outside Directors Compensation Plan (the "Directors Compensation Plan"), which provides for the payment, beginning in 2005, of a $15,000 annual cash retainer to each non-employee director for services performed as a member of the Board of Directors. The Directors Compensation Plan also provides for the payment, beginning in 2005, of an annual cash retainer to each non-employee director for each committee of the Board of Directors on which he or she serves, as follows:

	Committee Member	Committee Chair
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nominating Committee	$5,000	$7,500

Each non-employee director may elect to defer all or a portion of the annual cash retainers payable to him or her in a particular year and in such case the director will receive a grant of deferred stock units that are issued pursuant to the Stock Issuance Program established under the Incentive Plan. The number of deferred stock units credited to a non-employee director's stock account will equal the amount of compensation he or she has deferred divided by the fair market value of a share of Common Stock on the day the compensation would otherwise have been paid to the non-employee director.

In addition to the cash retainers, the Directors Compensation Plan provides that each individual who becomes a non-employee director on or after January 1, 2005 will receive a grant of 4,000 deferred stock units (an “Initial Grant”) on the first business day coinciding with or immediately following the date his or her service on the Board of Directors commences. The Company’s current non-employee directors will not receive such grants. The Directors Compensation Plan also provides that on the first business day in January of each year, each non-employee director will receive a grant (an "Annual Grant") of 2,000 deferred stock units. With respect to the Company’s current non-employee directors, Mr. Mundheim will begin to receive Annual Grants in 2006 and Messrs. Blumenstein and Girgenti and Ms. Korshak will begin to receive Annual Grants in 2007. Individuals who become outside directors after January 1, 2005 will receive Annual Grants beginning in the year after the year in which service as a member of the Board of Directors commenced. Initial Grants vest in monthly increments over a three-year period, subject to acceleration upon a change in control of the Company, and Annual Grants vest immediately upon grant.

Change in Certifying Accountant

On June 29, 2005, KPMG LLP (“KPMG”) advised the Company that KPMG had declined to stand for re-election as the Company’s independent registered public accounting firm, effective upon completion of the review of the Company’s interim financial statements as of June 30, 2005 and for the three- and six- month periods then ended and the filing by the Company of its Form 10-Q for the period ended June 30, 2005 with the SEC.  On August 11, 2005, upon the completion of KPMG's review of the Company's interim financial statements as of June 30, 2005 and the filing of the Company's Form 10-Q for the period ended June 30, 2005, the services of KPMG as the Company's principal accountants ceased.

In connection with the audits of the two fiscal years ended December 31, 2004, and the subsequent interim period through August 11, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2004 and December 31, 2003 did not contain any adverse opinion or discloaimer of opinion, nor were they qualified or modified as to uncertainity, audit scope or accounting principles, except that KPMG’s reports on the Company’s consolidated financial statements for the years ended December 31, 2004 and 2003 included separate paragraphs which stated the following: “As discussed in note 2, effective January 1, 2003, the Company changed its method of accounting for the stock-based employee compensation by adopting the fair value method prospectively from that date,” and KPMG’s report on the Company’s consolidated financial statments for the year ended December 31, 2003 also included separate paragraph which stated the following: “As discussed in note 2, the consolidated financial statements as of and for the year ended December 31, 2003 have been restated.”

The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria, and contains explanatory paragraphs that state:

•

“The Company’s policies and procedures do not provide for effective analysis of and implementation of new accounting pronouncements. Prior to the issuance of the Company’s June 30, 2004 interim financial statements, a material error was identified in the accounting for the Company’s Employee Stock Purchase Plan under SFAS No. 123, Accounting for Stock-Based Compensation, which the Company voluntarily adopted in 2003. In August 2004 the Company restated its financial statements as of and for the year ended December 31, 2003 and as of and for the interim period ended March 31, 2004.

•

The Company does not have sufficient policies and procedures related to the preparation of accounting records and the financial close, consolidation and financial reporting processes. Specifically, deficiencies were noted in the following areas: (a) inadequate staffing of the eLearning division accounting function, exacerbated by high staff turnover during the second half of 2004; (b) inadequate training, especially in technical accounting areas; (c) inadequate documentation of accounting policies and procedures; (d) inadequate documentation of accounting entries and related reports; (e) inadequate documentation and support for the financial close process; and (f) inadequate policies and procedures to require review and approval of accounting entries, account reconciliations and consolidation calculations. These deficiencies resulted in errors in the financial statements, which were identified and corrected prior to the issuance of the 2004 consolidated financial statements. These deficiencies result in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements would not be prevented or detected on a timely basis by employees in the normal course of performing their assigned functions.

•

The Company has deficiencies in certain controls related to fraud prevention: (a) inadequate segregation of duties in the eLearning division and corporate accounting groups; and (b) lack of monitoring of the whistleblower hotline. As a result, there is more than a remote likelihood that misappropriation of assets could occur or adjustments could be made to the annual or interim consolidated financial statements and not be prevented or detected on a timely basis by employees in the normal course of performing their assigned functions.

•

The Company does not have adequate procedures related to properly determining sales and use tax liabilities in certain taxing jurisdictions. This deficiency resulted in an understatement of sales and use tax liabilities in the Company’s financial statements. The related errors were identified and corrected prior to the issuance of the 2004 consolidated financial statements. This deficiency results in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements would not be prevented or detected on a timely basis by employees in the normal course of performing their assigned functions.

•

The Company lacks sufficient personnel resources with adequate expertise to provide for: (a) the timely preparation of comprehensive documentation supporting management’s analysis of the appropriate accounting treatment for non-routine and complex transactions; and (b) the review of such documentation by internal staff or outside advisors to determine its completeness and the propriety of the conclusions. This deficiency resulted in material errors in the accounting for income taxes and other errors in the financial statements.”

During the years ended December 31, 2003 and December 31, 2004 and the subsequent interim period through August 11, 2005, there were no reportable events (as defined in Item 304(a)(i)(v)) of Regulation S-K, except the following:

In Item 9A of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004, management of the Company reported that it had assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 and had identified material weaknesses in internal control as described in the bulleted paragraphs above. Such weaknesses resulted in an adverse opinion from KPMG on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004.

During the Company’s two most recent fiscal years and the subsequent interim period through August 11, 2005, neither the Company nor anyone on behalf of the Company consulted with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any other matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(iv)) or a reportable event (as described in Regulation S-K Item 304(a)(1)(v)).

Principal Accounting Fees and Services

The following table shows the fees billed for the last two fiscal years for audit and other services provided to the Company by KPMG (in thousands).

	2004	2003
Audit Fees	$398	$135
Audit-Related Fees	$36	$13
Tax Fees	$-	$30
All Other Fees	$-	$23
Total	$434	$201

Audit Fees. This category includes the integrated audit of the Company's annual financial statements, including work related to the attestation of management's report on the effectiveness of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002. This category also includes the review of financial statements included in the Company's Form 10-Q Quarterly Reports and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years and for the first time in 2004. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual "management letter" on internal control matters.

Audit Related-Fees. This category consists of assurance and related services by the Company's independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under "Audit Fees." Fees disclosed under this category result from services related to benefit plan audits, consultation on other accounting matters not reported in the "Audit Fees" category and evaluating the effect of various accounting issues and changes in professional standards.

Tax Fees. This category consists of professional services rendered by the Company's auditors for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees. This category consists of fees for translation services, subscriptions, net operating loss study and other miscellaneous items.

Pre-Approval of Audit and Permitted Non-Audit Services. The Audit Committee charter requires the Company to have the Audit Committee pre-approve all audit and permitted non-audit services from the independent accountants; provided, however, that neither the Audit Committee nor the Company may engage the Company’s independent accountants for the following services:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;
•	financial information systems design and implementation;
•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;
•	actuarial services;
•	internal audit outsourcing services;
•	management or human resources functions;
•	broker or dealer, investment adviser or investment banking services; or
•	legal services and expert services unrelated to the audit.

The Company’s management submits requests to the Audit Committee for pre-approval of any allowable services by the Company’s independent accountants. The Audit Committee may delegate to the Committee Chairperson the authority to pre-approve, on behalf of the Audit Committee, the provision of permitted non-audit services, up to $2,500 per engagement, from the independent accountants as are permitted under the applicable rules and regulations; provided, however, that a report of all non-audit services pre-approved pursuant to this paragraph shall be presented to the Audit Committee at its next scheduled meeting. In 2004, all of the audit and permitted non-audit services rendered by the Company's independent accountants were approved by the Audit Committee.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Company is asking the stockholders to ratify the appointment of Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Grant Thornton.

Stockholder ratification of the appointment of Grant Thornton as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Audit Committee of the Board of Directors is submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider it as a direction to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Representatives from Grant Thornton and KPMG, the Company’s independent registered public accounting firm for the year ended December 31, 2004, are expected to be present at the Annual Meeting, will have the opportunity to make statements if they desire to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval of this Proposal

Recommendation of the Audit Committee

The Audit Committee recommends that the stockholders vote FOR the proposal to ratify the selection of Grant Thornton to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership of its common stock as of August 3, 2005 (unless otherwise stated in the footnotes) by: (i) each stockholder that the Company knows is the beneficial owner of more than 5% of the common stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all executive officers and directors as a group. Unless otherwise indicated, each of the security holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Shares Beneficially Owned
Oakleigh Thorne	3,933,068	(1)	18.0%
Douglas H. Kelsall	380,093	(2)	1.7%
Arthur E. Benjamin	66,773	(3)	*
Robert S. Haimes	138,863	(4)	*
Matthew T. Schnittman	73,273	(5)	*
Blumenstein/Thorne Information Partners I, L.P.	2,622,975	(6)	12.0%
Jack W. Blumenstein	2,652,680	(7)	12.1%
Christopher E. Girgenti	34,543	(8)	*
Jeri L. Korshak	56,448	(9)	*
Robert H. Mundheim	88,504	(10)	*
Chilton Investment Company	2,705,038	(11)	12.4%
Gilder, Gagnon, Howe & Co.	1,451,476	(12)	6.6%
Federated Investors, Inc.	1,540,715	(13)	7.0%
Tiger Technology Management LLC	2,025,000	(14)	9.2%
Oakleigh B. Thorne	722,222	(15)	3.3%
All executive officers and directors as a group (13 persons)	4,909,477	(16)	21.7%

________________________

*	Less than one percent.
(1)

Includes options to purchase 10,695 shares of the Company's common stock exercisable within 60 days of August 3, 2005; 2,011 shares of the Company’s common stock issuable pursuant to a share rights award; and an option grant to Blumenstein/Thorne Information Partners I, L.P., to purchase up to 27,665 shares of the Company's common stock at an exercise price of $3.875 per share. Also includes 2,595,310 shares beneficially owned by Blumenstein/Thorne Information Partners I, L.P., 75,955 shares owned by the Oakleigh Thorne Irrevocable GST Trust, 247,100 shares owned by the Oakleigh L. Thorne Trust U/A dated December 15, 1976, and 68,500 shares owned by the Oakleigh Thorne GST Trust III. Mr. Thorne is a co-President of Blumenstein/Thorne Information Partners L.L.C, the general partner of Blumenstein/Thorne Information Partners I, L.P. Mr. Thorne disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest, if any. The address for Mr. Thorne is One North LaSalle Street, Suite 1800, Chicago, Illinois 60602.

(2)

Includes options to purchase 286,944 shares of the Company's common stock exercisable within 60 days of August 3, 2005 and 1,005 shares of the Company's common stock issuable pursuant to a share rights award. Also includes 4,500 shares held by Mr. Kelsall's spouse and 1,500 shares held by Mr. Kelsall's children.

(3)	Mr. Benjamin left the Company’s employ in April 2005. The stock ownership shown is based on information provided by Mr. Benjamin to the Company prior to his resignation.
(4)

Includes options to purchase 128,500 shares of the Company's common stock exercisable within 60 days of August 3, 2005 and 291 shares of the Company’s common stock issuable pursuant to a share rights award.

(5)

Includes options to purchase 65,000 shares of the Company's common stock exercisable within 60 days of August 3, 2005 and 291 shares of the Company’s common stock issuable pursuant to a share rights award.

(6)

Includes a fully vested option to purchase up to 27,665 shares of the Company's common stock at an exercise price of $3.875 per share. The address for Blumenstein/Thorne Information Partners I, L.P. is P.O. Box 871, Lake Forest, Illinois 60045.

(7)

Consists of options to purchase 25,705 shares of the Company's common stock exercisable within 60 days of August 3, 2005 and a fully vested option granted to Blumenstein/Thorne Information Partners I, L.P., to purchase up to 27,665 shares of the Company's common stock at an exercise price of $3.875 per share. Also consists of 2,595,310 shares beneficially owned by Blumenstein/Thorne Information Partners I, L.P., 3,500 shares owned by the Jack Wray Blumenstein Contributory IRA and 500 shares owned by Mr. Blumenstein's spouse. Mr. Blumenstein is a co-President of Blumenstein/Thorne Information Partners L.L.C., the general partner of Blumenstein/Thorne Information Partners I, L.P. Mr. Blumenstein disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest, if any. The address for Mr. Blumenstein is P.O. Box 871, Lake Forest, Illinois 60045.

(8)	Consists of options to purchase 34,543 shares of the Company's common stock exercisable within 60 days of August 3, 2005.
(9)	Includes options to purchase 55,448 shares of the Company's common stock exercisable within 60 days of August 3, 2005.
(10)	Includes options to purchase 37,504 shares of the Company's common stock exercisable within 60 days of August 3, 2005.
(11)	The address for Chilton Investment Company, Inc. is 1266 East Main Street, 7th floor, Stamford, Connecticut 06902-3550.
(12)	The address for Gilder, Gagnon, Howe & Company is 1775 Broadway, 26th floor, New York, New York 10019.
(13)	The address for Federated Investors, Inc. is 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779.
(14)	The address for Tiger Technology Management LLC is 101 Park Avenue, 48th floor, New York, New York 10178-4700.
(15)

Excludes shares beneficially owned by Blumenstein/Thorne Information Partners I, L.P. Mr. Oakleigh B. Thorne is the beneficiary of a trust that is a limited partner in Blumenstein/Thorne Information Partners I, L.P. Mr. Oakleigh B. Thorne is the father of Oakleigh Thorne, the Company's Chief Executive Officer.

(16)	Includes 735,004 shares issuable upon the exercise of options exercisable within 60 days of August 3, 2005 and 3,833 shares of the Company’s common stock issuable pursuant to share right awards.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation

The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the other four most highly paid executive officers of the Company serving at the end of 2004 (the "Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long Term Compensation Awards
Name and Principal Position(s)	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award(s) ($)		Securities Underlying Options/SARs (#)		All Other Compensation ($)
Oakleigh Thorne	2004	$ 373,958		-		$ 25,417	(3)	-		210,000	(4)	-
Chief Executive Officer	2003	$ 350,000		$ 295,560	(2)	$ 28,924	(3)	$ 402,289	(2)	-		-
	2002	(1)		-		$ 32,258	(3)	-		211,011	(1)	-

Douglas H. Kelsall	2004	$ 285,416		-		-		-		150,000	(4)	-
President and Chief Operating	2003	$ 250,000		$ 174,671	(5)	-		$ 232,389	(5)	-		-
Officer	2002	$ 199,167		$ 75,850		-		-		30,000		-

Arthur E. Benjamin	2004	$ 240,295		$ 89,295		-		-		75,000	(4)	-
Executive Vice President of	2003	$ 37,653	(6)	$ 55,590		$ 402,840	(7)	$1,626,750	(6)	-		-
eCollege, Chairman and CEO of	2002	-		-		-		-		-		-
Enrollment division

Robert S. Haimes	2004	$ 203,350		$ 42,050		-		-		60,000	(4)	-
COO of Enrollment division,	2003	$ 187,200		$ 82,219	(8)	-		$ 71,855	(8)	-		-
Senior Vice President of	2002	$ 185,100		$ 55,411		-		-		7,500		-
eCollege

Matthew T. Schnittman	2004	$ 191,243		$ 65,654		-		$ 99,992	(10)	60,000	(4)	-
President of eLearning division	2003	$ 170,000		$ 68,320	(9)	-		$ 61,855	(9)	-		-
	2002	$ 140,083		$ 11,000		-		-		10,000		-

___________

(1)

Oakleigh Thorne has served as the Company’s Chief Executive Officer since May 30, 2000. In lieu of an annual salary in 2002, Mr. Thorne was granted an option to purchase up to 101,156 shares of common stock at an exercise price of $4.49 per share. These options vested monthly in twelve equal installments beginning January 1, 2002 and were fully vested as of December 31, 2002. In addition, Mr. Thorne was granted an additional option to purchase up to 101,156 shares of common stock at an exercise price of $4.49 per share, of which options to purchase 74,855 shares were vested as of December 31, 2002 based on the Company meeting certain targets in its Corporate Bonus Plan for 2002. The remaining option shares were forfeited. On July 19, 2002, Mr. Thorne was granted an option to purchase 35,000 shares of common stock at an exercise price of $3.85 per share. One third of the options vested on August 1, 2003 and the balance vest in 24 equal monthly installments beginning September 1, 2003, provided Mr. Thorne continues in employment with the Company.

(2)

Pursuant to his employment agreement for 2003, on August 13, 2003, Mr. Thorne was granted a Share Rights Award of 24,129 shares of the Company’s common stock under the Company's 1999 Stock Incentive Plan in consideration for his services to the Company. One third of the shares vested on July 1, 2004 and the balance vest in 8 successive equal quarterly installments beginning October 2004, provided Mr. Thorne continues in employment with the Company. The value of the Share Rights Award as of December 31, 2004 was $274,105. Mr. Thorne received an additional bonus of $225,000, one half of which bonus was paid in cash and the remaining half was paid in the form of 5,594 share rights, the value of which was $63,547 as of December 31, 2004. These share rights vest 100% on January 27, 2006, provided Mr. Thorne continues in employment with the Company.

(3)

In 2004, the Company paid $13,403 of Mr. Thorne's personal travel expenses, pursuant to his employment agreement. In addition, the Company paid certain living expenses for Mr. Thorne, which totaled $12,014 in 2004, $14,040 in 2003 and $13,748 in 2002.

(4)

These stock appreciation rights were granted on September 13, 2004 and are exercisable on September 13, 2009. At such time, if the average fair market value per share of common stock for the three month period preceding the exercise date (the “Performance Price”) exceeds the base price for any such stock appreciation right, then the recipient person will be entitled to receive, for each such stock appreciation right, a distribution of shares of common stock with a value calculated by dividing (x) the excess of (A) the Performance Price over (B) the base price per stock appreciation right, by (y) the Performance Price. The recipient may elect to receive 10% of his or her distribution on each of September 13, 2007 and September 13, 2008. Subject to vesting provisions, the distribution will accelerate upon the occurrence of a change in control.

(5)

Douglas Kelsall has served as the Company's President and Chief Operating Officer since November 2003 and served as the Company’s Executive Vice President from November 2000 to November 2003, as Chief Financial Officer and treasurer from September 1999 to May 2004 and as Secretary from November 2000 to July 2004. On August 13, 2003 Mr. Kelsall was granted a Share Rights Award of 12,064 shares of the Company’s common stock under the Company's 1999 Stock Incentive Plan in consideration for his services to the Company. One third of the shares vest on July 1, 2004 and the balance will vest in 8 successive equal quarterly installments beginning October 2004, provided Mr. Kelsall continues in employment with the Company. The value of the Share Rights Award as of December 31, 2004 was $137,047. Mr. Kelsall received an additional bonus of $175,000, one half of which was paid in cash and the remaining half was paid in the form of 4,351 share rights, the value of which was $49,427 as of December 31, 2004. These share rights vest 100% on January 27, 2006, provided Mr. Kelsall continues in employment with the Company.

(6)

Mr. Benjamin left the Company’s employ in April 2005. He served as the Company’s Executive Vice President and Chairman and Chief Executive Officer of Datamark, the enrollment division of eCollege, from October 31, 2003 until his resignation. Mr. Benjamin’s salary and bonus for 2003 represents partial year compensation which on an annual basis would have been $255,918 and $55,590, respectively. Pursuant to his employment agreement with the Company, on October 31, 2003 Mr. Benjamin was granted a Share Rights Award of 75,000 shares of the Company’s common stock under the Company's 1999 Stock Incentive Plan. The shares vest in 24 successive equal monthly installments beginning October 31, 2005. The value of the Share Right Award as of December 31, 2004 was $852,000. Pursuant to its terms, the Share Rights Award was cancelled upon Mr. Benjamin’s termination of employment.

(7)

In conjunction with the Datamark acquisition, Mr. Benjamin purchased, in a private placement, 36,000 unregistered shares of eCollege common stock at a price of $10.50 per share. The market value of the eCollege common stock on the date of purchase was $21.69.

(8)

Robert Haimes has served as the Company’s Chief Operating Officer of the Enrollment division since March 2005 and continues to serve as a Senior Vice President of eCollege. Mr. Haimes served as Senior Vice President of Strategy from January 2004 to March 2005, as Senior Vice President of Strategy and Market Communication from January 2003 to January 2004, as Senior Vice President of Market and Product Management from August 2001 to January 2003 and as Vice President of Marketing from November 1999 to August 2001. On August 13, 2003 Mr. Haimes was granted a Share Rights Award of 3,485 shares of the Company’s common stock under the Company's 1999 Stock Incentive Plan in consideration for his services to the Company. One third of the shares vest on July 1, 2004 and the balance will vest in 8 successive equal quarterly installments beginning October 2004, provided Mr. Haimes continues in employment with the Company. The value of the Share Rights Award as of December 31, 2004 was $39,589. Mr. Haimes received an additional bonus of $60,000, one half of which was paid in cash and the remaining half was paid in the form of 1,491 share rights, the value of which was $16,937 as of December 31, 2004. These share rights vest 100% on January 27, 2006, provided Mr. Haimes continues in employment with the Company.

(9)

Matthew Schnittman has served as the Company’s President of the eLearning Division since April 2005. He previously served as Executive Vice President and General Manager of the eLearning Division from November 2003 to April 2005, as Senior Vice President of Account Management from January 2003 to November 2003 and as Vice President of Professional Services from July 2001 to January 2003. On August 13, 2003 Mr. Schnittman was granted a Share Rights Award of 3,485 shares of the Company’s common stock under the Company's 1999 Stock Incentive Plan in consideration for his services to the Company. One third of the shares vest on July 1, 2004 and the balance will vest in 8 successive equal quarterly installments beginning October 2004, provided Mr. Schnittman continues in employment with the Company. The value of the Share Rights Award as of December 31, 2004 was $39,589. Mr. Schnittman received an additional bonus of $40,000, one half of which was paid in cash and the remaining half was paid in the form of 994 share rights, the value of which was $11,291 as of December 31, 2004. These share rights vest 100% on January 27, 2006, provided Mr. Schnittman continues in employment with the Company.

(10)

On April 7, 2004, Mr. Schnittman was granted a Share Rights Award of 4,570 shares of the Company’s common stock under the Company’s 1999 Stock Incentive Plan. One third of the shares vest on April 7, 2005 and the balance will vest in 8 successive equal quarterly installments beginning July 2005, provided Mr. Schnittman continues in employment with the Company. The value of the Share Right Award as of December 31, 2004 was $51,915.

Stock Appreciation Right Grants in Last Fiscal Year

The following table provides information on the stock appreciation rights granted to the Named Executive Officers during the fiscal year ended December 31, 2004. All rights were granted under the Company’s 1999 Stock Incentive Plan. No option grants were made to the Named Executive Officers during the 2004 fiscal year.

	Individual Grants
Name	Number of Securities Underlying SARs Granted($)	% of Total SARs Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for SAR Term(2)
					5% ($)	10% ($)
Oakleigh Thorne	210,000	19.1	(1)	9/13/09	90,059	496,379
Douglas H. Kelsall	150,000	13.6	(1)	9/13/09	64,328	354,556
Arthur E. Benjamin (3)	75,000	6.8	(1)	9/13/09	32,164	177,278
Robert S. Haimes	60,000	5.5	(1)	9/13/09	25,731	141,823
Matthew T. Schnittman	60,000	5.5	(1)	9/13/09	25,731	141,823

(1)

These stock appreciation rights were granted on September 13, 2004 and are exercisable on September 13, 2009. At such time, the recipient will be entitled to receive a distribution of shares of common stock with a value calculated by dividing (x) the excess of (A) the Performance Price over (B) the base price per stock appreciation right, by (y) the Performance Price. Each stock appreciation right is divided into five (5) equal levels with an assigned base price to each level as follows: Level 1 - $9.72, Level 2 - $10.70, Level 3 - $11.77, Level 4 - $12.94 and Level 5 - $14.24. The Level 1 price is 10% above the closing price of the common stock on the grant date. The recipient person may elect to receive 10% of his or her distribution on each of September 13, 2007 and September 13, 2008. Subject to vesting provisions, the distribution will accelerate upon the occurrence of a change in control.

(2)

There can be no assurance provided to any executive officer or other holder of the Company’s securities that the actual stock price appreciation over the stock appreciation rights term will be at the 5% and 10% levels or at any other level. Unless the market price of the Common Stock appreciates so that the Performance Price is higher than the base price, no value will be realized from these grants.

(3)	Mr. Benjamin left the Company’s employ in April 2005. Pursuant to their terms, his stock appreciation rights were cancelled upon his termination of employment.

Aggregated Year-End Option and SAR Exercises and Values

The following table provides information as to options and stock appreciation rights exercised and the value of outstanding options and stock appreciation rights held by the Named Executive Officers at December 31, 2004.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2004		Value of Unexercised In-the- Money Options/SARs at December 31, 2004(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Oakleigh Thorne	-	$-	1,000,000(2)	0	$7,485,000		$0
	200,316	$640,541	2,917	7,778/210,000	$21,907		$58,413/96,600
Douglas H. Kelsall	40,277	$511,317	280,277	6,667/150,000	$1,131,605		$50,736/69,000
Arthur E. Benjamin (3)	-	$-	-	/75,000	$-	$	/34,500
Robert S. Haimes	-	$-	126,833	1,667/60,000	$520,224		$12,686/27,600
Matthew T. Schnittman	-	$-	62,777	2,223/60,000	$446,608		$16,917/27,600

(1)

Whether an option/SAR is "in-the-money" is determined by subtracting the exercise price of the option (or base price of the SAR) from the closing price for the common stock as reported by the Nasdaq on December 31, 2004 ($11.36). If the amount is greater than zero, the option (or SAR) is "in-the-money."

(2)

Fully vested options granted to Blumenstein/Thorne Information Partners I, L.P., an investment fund affiliated with Mr. Thorne in lieu of salary, benefits and other compensation to Mr. Thorne in 2000 and 2001. Of these options for 1,000,000 shares, options for 200,000 shares have an exercise price of $3.875, the fair market value of the Company’s common stock on date of grant; options for the remaining 800,000 shares have an exercise price of $3.875 based on the Company having met certain stock price performance criteria. Options for 955,760 of such shares were exercised on February 1, 2005 and options for 16,575 of such shares were exercised on March 23, 2005.

(3)	Mr. Benjamin left the Company’s employ in April 2005. Pursuant to their terms, his stock appreciation rights shown were cancelled upon his termination of employment.

Employment Agreements

The Company has entered into employment agreements with the Named Executive Officers. On August 10, 2004, the Company entered into new agreements with Messrs. Thorne and Kelsall. Mr. Thorne’s agreement provides for an annual salary of $375,000 and bonus potential of 90% of base salary or $337,500. Mr. Kelsall’s agreement provides for an annual salary of $315,000 and bonus potential of 75% of base salary or $236,250. Each agreement also provides that the employee is entitled to receive long-term equity compensation. For 2004, the agreements state that each of Mr. Thorne and Mr. Kelsall will be entitled to receive a specified percentage of the equity pool established under a new long-term equity plan as approved by the Compensation Committee. The agreements also provide that future long-term equity compensation will be determined by the Compensation Committee. In the event of termination by the Company without cause or by Mr. Thorne or Mr. Kelsall for good reason, Messrs. Thorne and Kelsall will receive severance payments equal to one year’s salary, plus pro rata target bonus through the date of termination (assuming satisfaction of pro-rated performance objectives), plus one year’s target bonus. In addition to severance, Messrs. Thorne and Kelsall will vest immediately in any equity incentives that would otherwise vest within one year of the termination date. In the event of a termination without cause or for good reason within two years following a change in control, Messrs. Thorne and Kelsall will receive the severance described above plus an additional year of salary. The agreements provide that upon a change in control, all equity incentives held by Messrs. Thorne and Kelsall at the time of the contract’s signing will vest, and all restrictions on their stock will lapse.

Mr. Benjamin left the Company’s employ in April 2005. Upon the closing of the Datamark acquisition, the Company entered into an employment agreement with Mr. Benjamin dated September 15, 2003. Mr. Benjamin’s agreement provided for an annual salary of $225,000, a target bonus of 50% of base salary and additional potential up to 125% of 50% of base salary if targets were exceeded. During 2004 only, Mr. Benjamin was eligible for a “bridge bonus” of 50% of base salary if targets based on (i) 2004 financial results for the Enrollment Division and (ii) certain eCollege objectives set for the Enrollment Division were met; the bridge bonus could equal up to 125% of 50% of base salary if these targets were exceeded. In addition, Mr. Benjamin received 75,000 share rights. Mr. Benjamin’s contract provided that in the event of termination without cause or for good reason, Mr. Benjamin would be entitled to receive severance equal to one year’s salary plus his pro rata annual bonus through the date of termination, and vesting of his share rights would accelerate.

On September 6, 2002, the Company entered into an employment agreement with Mr. Haimes. The Agreement provides for an annual salary (currently $215,000) and bonus potential of 60% of base salary or $129,000. The agreement also provides that Mr. Haimes may receive equity compensation from time to time as determined by the Compensation Committee or the Chief Executive Officer. In the event of a termination without cause, Mr. Haimes will receive six months’ salary as severance.

On July 31, 2002, the Company entered into an employment agreement with Mr. Schnittman. The Agreement provides for an annual salary (currently $215,000) and bonus potential of 60% of base salary or $129,000. The agreement also provides that Mr. Schnittman may receive equity compensation from time to time as determined by the Compensation Committee. In the event of a termination without cause, Mr. Schnittman will receive six months’ salary as severance.

Each of the contracts between the Company and its Named Executive Officers includes the following terms:

•	Standard benefits including vacation days, participation in a flexible reimbursement plan and medical/dental insurance;
•	Employment may be terminated by eCollege or employee at any time and for any reason;
•	Non-competition and non-solicitation provisions ranging from six months to two years from the date of separation;
•	Confidentiality provisions;
•	Assignment of ideas and inventions; and
•	Nondisparagement provisions.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy

The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each executive officer's compensation contingent upon the performance of the Company and/or its divisions as appropriate, as well as upon the executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary which reflects individual performance and is designed to attract and retain executive talent, (ii) annual variable performance awards payable in cash and tied to achievement by the Company or a division of certain revenue and profitability milestones and performance by the executive as compared to individual objectives, and (iii) long-term equity-based incentive awards which link executive officer compensation to the long-term performance of the Company's stock price. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer's total compensation be dependent upon performance and stock price appreciation rather than base salary. The Compensation Committee makes subjective determinations, which seek to take the foregoing philosophy and the following factors into consideration.

Specific Factors

The primary factors that the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 2004 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply different factors, particularly different measures of financial and personal performance, in setting executive compensation for future fiscal years.

•

Base Salary. The 2004 base salaries of Messrs. Thorne, Kelsall and Benjamin were established in their respective employment agreements and the 2004 base salaries of Messrs. Schnittman and Haimes were determined by the Chief Executive Officer. The base salary levels were established on the basis of the following factors: personal performance, job knowledge and skills, level of responsibility and authority relative to other positions in the Company, demonstrated teamwork, the estimated salary levels in effect for similar positions at companies within and outside the Company's industry with which the Company competes for executive talent, internal comparability considerations, and adherence to the Company's core values. Base salaries are reviewed on an annual basis, and adjustments are made in accordance with the factors indicated above.

•

Annual Incentive Compensation. Each executive officer may also earn an incentive bonus each fiscal year based on achievement of certain performance milestones. In 2004, the bonuses of the Named Executive Officers were calculated (subject to adjustment as described below) with reference to both personal and Company and/or divisional objectives. The personal objectives, on which 10% of each executive’ bonus opportunity was based, were developed by the CEO and, after discussion, approved by the Compensation Committee early in 2004. The balance of each executive’s bonus opportunity was based on the performance of the Company (for all Named Executive Officers), the eLearning Division (for Mr. Schnittman) and the Enrollment Division (for Mr. Benjamin) as compared to established revenue and earnings targets. Following the calculation of each executive’s unadjusted bonus, the CEO and President/COO recommended to the Compensation Committee, and the Compensation Committee after discussion approved, certain adjustments thereto. The Compensation Committee determined that Messrs. Thorne and Kelsall would receive no bonuses with respect to 2004 in light of the Company’s failure to meet the internal earnings target established for the bonus program. In 2005, the Company intends to continue to base incentive bonus payments on the achievement of personal, Company and/or divisional objectives.

•

Equity Incentives. Prior to 2004, equity incentives were provided to executives primarily through periodic (generally annual) grants of stock options or share rights under the Company’s 1999 Stock Incentive Plan. In September 2004 the Compensation Committee approved and implemented a new performance-based compensation program under which the Named Executive Officers and other executives and managers received stock appreciation rights (“SARs”). The SARs, which are intended to replace the option and share rights programs previously in effect, allow participants to earn a distribution of shares of common stock based on the appreciation in the share price over a five-year performance period. The SARs grants are designed to align the interests of each executive officer with those of the stockholders over an extended period and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. SARS were awarded to the Named Executive Officers in two equal grants, one in September of 2004 and one in March of 2005. The number of SARs awarded to each Named Executive Officer was intended to create a meaningful performance incentive based on the executive’s current position with the Company, the base salary associated with the position, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the term of the award and the individual’s personal performance in recent periods. Absent promotions or other special circumstances as determined by the Compensation Committee, the Company does not intend to grant additional equity incentives to the Named Executive Officers for the next five years.

For the fiscal year 2004, at the Company's expense, the Compensation Committee retained an independent compensation consultant to review and make recommendations on (i) the Company's long-term incentive compensation arrangements for executives, and (ii) the compensation of the Company's Chief Executive Officer and his direct reports. Apart from providing services to the Compensation Committee, the independent compensation consultant had no relationship to the Company's Board of Directors or management.

Compensation of the Chief Executive Officer

In 2003, the Company entered into a one-year employment agreement with Mr. Thorne, which provided for an annual salary of $350,000 and a bonus potential of 75% of his base annual salary, or $262,500. In addition, the agreement provided for Mr. Thorne to receive $180,000 of long-term incentive compensation, in a form to be determined by the Compensation Committee of the Board of Directors. In August 2004, the Company entered into a new employment agreement with Mr. Thorne which provides for an annual salary of $375,000 per year and a bonus potential of 90% of his base salary, or $337,500. Mr. Thorne did not receive a bonus with respect to 2004. The agreement provides for Mr. Thorne to receive long-term incentive compensation in a form to be determined by the Compensation Committee of the Board of Directors. In September 2004, Mr. Thorne received SARs representing 210,000 shares of Common Stock, and in March 2005 he received SARs representing an additional 210,000 shares. In determining Mr. Thorne's compensation package, the Compensation Committee considered the analysis and recommendations of the independent compensation consultant.

In addition, until September 2004, the Company paid certain of Mr. Thorne's personal travel and living expenses associated with time spent in Denver related to his position as Chief Executive Officer. These expenses amounted to $25,417 in 2004.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company’s executive officers. The limitation applies only to compensation, which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 2004 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for the 2005 fiscal year will exceed that limit. The 1999 Stock Option Plan, as amended, is structured so that any compensation deemed paid to an executive officer in connection with the exercise of options or SARs with exercise prices (or base prices in the case of SARs) equal to the fair market value of the common stock on the grant date that are granted by a committee comprised solely of "outside directors" will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the compensation payable (excluding performance based-compensation) to any of the Company's executive officers in the near future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

The Compensation Committee believes that the executive compensation policies and programs in effect for the Company's executive officers provide an appropriate level of total remuneration which properly aligns the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by:
Robert H. Mundheim Christopher E. Girgenti Jeri L. Korshak
Members of the Compensation Committee

AUDIT COMMITTEE REPORT

The Audit Committee has received the written disclosures from KPMG required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with KPMG their independence.

The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

The Audit Committee also reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2004, with management and KPMG. Management has the responsibility for the preparation of the Company's financial statements and the Company’s independent registered public accounting firm has the responsibility for auditing those statements.

The Audit Committee has also considered whether the provision of non-audit services by KPMG to the Company is compatible with maintaining the independence of KPMG. In accordance with the requirements of the Sarbanes-Oxley Act of 2002, all services to be provided by KPMG are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. The Chairman of the Audit Committee is authorized to pre-approve non-audit services, up to $2,500 per project, provided, however, that such approval must be ratified at the next Audit Committee meeting by the full Audit Committee. The Sarbanes-Oxley Act of 2002 prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest. The Company has not obtained any of these services from KPMG and the Company is able to obtain such services from other service providers at competitive rates. See "Principal Accounting Fees and Services" for more information regarding fees paid to KPMG for services in the fiscal year 2004.

Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company's fiscal year ended December 31, 2004 be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2004, for filing with the SEC.

Submitted by:
Christopher E. Girgenti Robert H. Mundheim Jeri L. Korshak
Members of the Audit Committee

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the cumulative total return on the common stock, based on the market price of the common stock assuming reinvestment of dividends, with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and a Peer Group, for the period beginning December 31, 1999 through December 31, 2004.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ECOLLEGE.COM, THE NASDAQ STOCK MARKET (U.S.) INDEX

A NEW PEER GROUP AND AN OLD PEER GROUP

(1)	The graph assumes that on December 31, 1999, $100 was invested in common stock and in each index, and all dividends were reinvested. No cash dividends have been declared on the common stock.
(2)	Stockholder returns over the indicated period should not be considered indicative of future stockholder results.
(3)

The Company's New Peer Group consists of eight public companies engaged in various aspects of the eLearning industry, and includes: Blackboard, Inc. (BBBB), Centra Software, Inc. (CTRA), Healthstream, Inc. (HSTM), Saba Software, Inc. (SABA), Scientific Learning Corporation (SCIL), SkillSoft PLC (SKIL), VCampus Corporation (VCMP) and WebEx Communications, Inc. (WEBX). The Company considers Blackboard, Inc., which is engaged in the eLearning industry and which became a publicly-traded company in June 2004, to be a peer issuer and has therefore added it to the New Peer Group.

(4)

The Company's Old Peer Group consisted of seven public companies engaged in various aspects of the eLearning industry, and included: Centra Software, Inc. (CTRA), Healthstream, Inc. (HSTM), Saba Software, Inc. (SABA), Scientific Learning Corporation (SCIL), SkillSoft PLC (SKIL), VCampus Corporation (VCMP) and WebEx Communications, Inc. (WEBX).

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the SEC and will not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnification agreements with our non-employee directors, Messrs. Blumenstein, Girgenti and Mundheim and Ms. Korshak.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the Nasdaq National Market reports of ownership of Company securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2004, the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except that a Form 4 for Lee Spiegler, former General Counsel, was filed February 6, 2004 for the issuance of a Share Rights Award granted on January 5, 2004.

CODE OF ETHICS

We have adopted a code of ethics which is applicable to all of our employees and directors. We have posted the Code of Ethics, titled, "Code of Business Conduct and Ethics", on our website, at www.ecollege.com, and any waivers of our Code of Business Conduct and Ethics will be disclosed on our website. Information on our website is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

ANNUAL REPORT

A copy of the Annual Report of the Company for the fiscal year ended December 31, 2004 (the "Annual Report") is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

FORM 10-K

The Company filed an Annual Report on Form 10-K with the SEC on March 31, 2005 and an amendment thereto on Form 10-K/A on May 2, 2005. Stockholders may obtain a copy of this report, without charge, by writing to Investor Relations at the Company's executive offices located at One North LaSalle Street, Suite 1800, Chicago, Illinois 60602.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Stockholder proposals intended for presentation at the 2006 Annual Meeting of Stockholders must be received by the Secretary of the Company no earlier than the close of business on March 27, 2006 and no later than the close of business on April 26, 2006 if such proposals are to be considered timely. Stockholder proposals intended for inclusion in the Company’s proxy statement for the 2006 Annual Meeting of Stockholders must be received by the Secretary of the Company on or before the close of business on April 26, 2006. However, if the Company determines to change the date of the 2006 Annual Meeting of Stockholders so that it occurs more than 30 days prior to, or more than 60 days after, August 24, 2006, stockholder proposals intended for presentation at the 2006 Annual Meeting of Stockholders must be received by the Secretary of the Company no earlier than 90 days prior to the date of such annual meeting and no later than the later of 60 days prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such annual meeting is first made by the Company.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

The Board of Directors of eCollege.com

Dated: August 24, 2005

APPENDIX A

eCollege.com

AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER

August 11, 2004

I.	MEMBERSHIP:

The Compensation Committee (the “Committee”) shall consist of at least two outside directors, which shall be “independent”, as required by the applicable Nasdaq listing standards, one of which shall serve as chairperson of the Committee. The chairperson and members of the Committee shall be elected by the Board of Directors of the Company at the first meeting of the Board after the Annual Shareholder Meeting. Company management will provide information and guidance as requested by the Committee and will, when otherwise requested by the Committee, participate in meetings of the Committee. The Committee shall receive administrative support from the Company’s Legal Department.

II.	PURPOSE:

It will be the purpose of the Committee of the Board of Directors to provide guidance and periodic monitoring for all corporate compensation, benefit, perquisite, and employee equity programs. The Committee's actions will generally relate to overall considerations, policy, and strategy.

III.	DUTIES:

The administration of all compensation plans is the responsibility of management. However, the Committee shall review and advise senior management and their designees generally regarding salary, benefit, perquisite, equity action and other compensation items for employees not enumerated below. The Committee shall review and approve the Company’s annual Corporate Bonus Plan, and the annual long-term incentive compensation for employees. The Committee shall set the compensation and compensation plans for the Company’s CEO and President/Chief Operating Officer. In addition, the Committee must specifically review and approve compensation and compensation plans for the Chief Financial Officer, Chief Technology Officer, Senior Vice Presidents, General Counsel, all members of the Executive Committee, and any other employees who were among the five most highly paid employees of the Company in the last two fiscal years. Compensation and compensation plans that require Committee approval shall be approved by the Committee prior to Company making an offer to new employees.

An Awards Committee, as appointed by the Committee, shall have the authority to approve, at the time of hiring of a new employee, the granting of an aggregate number of stock options or restricted stock units (“RSU’s”), not to exceed 15,000 options or 5,000 RSU’s for any single employee, to be issued pursuant to the Company’s 1999 Stock Incentive Plan, as amended. The Committee may appoint any member of the Board of Directors to be on this Awards Committee, and the Awards Committee need not contain more than one Director. The Awards Committee shall provide a report, on a quarterly basis, to the Committee of all such option and RSU grants made during the prior quarter.

The Committee must specifically review and recommend action to the Board regarding the adoption of any additional or revised employee equity plans or benefit plans, including any profit sharing and pension program.

The Committee shall provide a report on its activities annually to be published in the Company’s annual proxy statement.

A-1

IV.	FREQUENCY AND TIMING:

The Committee will meet as needed, but at least annually, to set compensation for the CEO and the President/COO, approve award grants, salary changes, and whenever necessary to approve stock options, and to assess the adequacy of the overall compensation plan in retaining and motivating employees.

V.	QUORUM:

A majority of the members of the Committee shall constitute a quorum for the transaction of business and the affirmative vote of a majority of the members of the committee shall be required to take any action.

VI.	MEETINGS:

Meetings of the Committee shall be held at such time, on such notice and at such places as the Chairman shall determine and may be held by conference telephone call. Actions taken by unanimous written consent of the Committee shall be as effective as actions taken at a meeting thereof.

Minutes will be kept of each meeting of the Committee and will be provided to each member of the Board of Directors.

A-2

APPENDIX B

eCollege.com

Nominating Committee Charter

Purpose

The primary focus of the Nominating Committee (the ‘‘Committee’’) is to recommend to the Board after appropriate consultation nominees for election to the Board and membership in the Committees of the Board. The Committee’s goal is to assure that the composition of the Board contribute to value creation and effective representation of eCollege stockholders. The Committee shall also serve to develop a Board, which is diverse in nature and provides management with experienced and seasoned advisors in fields related to current or future business directions of the Company.

Committee Membership

The Committee will be composed entirely of directors who satisfy the definition of ‘‘independent’’ under the listing standards of The Nasdaq Stock Market. The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

Committee Authority and Responsibilities

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee shall have sole authority to retain and terminate any such search firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee, up to a maximum of $25,000 per fiscal year provided it submits such a budget as part of the company’s regular budgeting process. Additional amounts may be expended by the Committee upon prior approval by the Board.

The Committee will propose any necessary action to the Board when appropriate. The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

The Committee, to the extent it deems necessary or appropriate, will:

• Work with the Chairman of the Board to determine the appropriate size and composition of the Board and develop and recommend to the Board criteria (such as, independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent the stockholders) for the selection of individuals to be considered as candidates for election to the Board.

• Identify and recommend for Board approval, individuals qualified to become members of the Board if vacancies occur and the Board desires to fill such vacancies.

• Review the performance of members of the Board and consider their qualifications for reelection.

• Select and recommend for Board approval director nominees to be presented for stockholder approval at the annual meeting.

B-1

eCollege.com

PROXY

Annual Meeting of Stockholders, September 21, 2005

This Proxy is Solicited on Behalf of the Board of Directors of eCollege.com

The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held September 21, 2005, and the Proxy Statement and appoints Oakleigh Thorne and Douglas Kelsall, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of eCollege.com (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at One North LaSalle Street, Suite 1800, Chicago, Illinois 60602, on Wednesday, September 21, 2005, at 10:00 a.m., local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

The Board of Directors recommends a vote IN FAVOR OF each director listed below and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of each of the directors listed below and IN FAVOR OF the other proposals and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting.

1.	To elect directors to serve for a one-year term or until the successors are duly elected and qualified.

		FOR	WITHHOLD AUTHORITY TO VOTE
	Oakleigh Thorne	☐	☐
	Jack W. Blumenstein	☐	☐
	Christopher E. Girgenti	☐	☐
	Jeri L. Korshak	☐	☐
	Robert H. Mundheim	☐	☐
	Douglas H. Kelsall	☐	☐
2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.				☐	☐	☐
					FOR	AGAINST	ABSTAIN
3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.				☐	☐	☐
					FOR	AGAINST	ABSTAIN
Please print the name(s) appearing on each share certificate(s) over which you have voting authority:		________________________________________________________
(Print name(s) on certificate(s))
Please sign your name:	___________________________________________			Date:	____________________
(Authorized Signature(s))